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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-102159, Forms S-3 Nos. 333-58743, 333-62939, 333-81503, 333-116644, and 333-76360 and Forms S-8 Nos. 333-36713, 333-36715, 333-39991, 333-39993, 333-64545, 333-73383, 333-90675, 333-90671, 333-90673, 333-87971, 333-12903, 333-38222, 333-68428, 333-68430, 333-68432 and 333-68426) of Staples, Inc. and in the related Prospectus of our reports dated February 22, 2005, with respect to the consolidated financial statements of Staples, Inc., Staples, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Staples, Inc., included in this Annual Report (Form 10-K) for the year ended January 29, 2005.

        Our audits also included the financial statement schedule of Staples, Inc. listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                          /s/ Ernst & Young LLP

                          Ernst & Young LLP

Boston, Massachusetts
February 22, 2005

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  Exhibit 23.1